Exhibit 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

December 23, 2015

Trinity Place Holdings Inc.

717 Fifth Avenue

New York, New York 10022

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Trinity Place Holdings Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), with respect to the proposed resale by the selling stockholders named in the Registration Statement of (i) up to (a) 1,920,577 shares (the “MFP 2015 Shares”) of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), previously issued to MFP Partners, L.P. (“MFP Partners”) by the Registrant pursuant to the Investment Agreement, dated as of September 11, 2015, by and between the Registrant and MFP Partners (the “MFP Investment Agreement”) and pursuant to the Company’s rights offering, and (b) 1,000,000 shares of Common Stock issued to MFP Partners by the Registrant in connection with the merger of Syms Corp. with and into the Registrant pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated September 14, 2012 (the “MFP 2012 Shares” and together with the MFP 2015 Shares, the “MFP Shares”), (ii) up to 836,841 shares (the “Third Avenue 2015 Shares”, and together with the MFP 2015 Shares, the “2015 Shares,” and together with the MFP Shares, the “Shares”) of Common Stock previously issued to Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund (“Third Avenue”) by the Registrant pursuant to the Investment Agreement, dated as of September 11, 2015, by and between the Registrant and MFP Partners (the “Third Avenue Investment Agreement”, and together with the MFP Investment Agreement, the “Investment Agreements”) and pursuant to the Company’s rights offering, and (iii) up to an aggregate of 850,895 shares of Common Stock issuable to Matthew Messinger pursuant to restricted stock unit awards (the “RSU Shares”) made in connection with the Employment Agreement, dated as of October 1, 2013, as amended by the Amendment to Employment Agreement, dated as of September 11, 2015, by and between the Registrant and Matthew Messinger (the “Employment Agreement”).

We have reviewed copies of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Registrant, (iii) the By-laws of the Registrant, (iv) resolutions of the Board of Directors of the Registrant authorizing the issuance of the 2015 Shares and the RSU Shares and the execution and delivery by the Registrant of the Investment Agreements and the Employment Agreement, (v) the Investment Agreements, (vi) the Modified Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp and its Subsidiaries and documents related thereto, including the Merger Agreement, and (vii) the Employment Agreement.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Registrant, public officials and others. We have not independently verified the facts so relied on.

Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that (i) the Shares have been legally issued and are fully paid and non-assessable and (ii) the RSU Shares will, when issued in accordance with the Employment Agreement, be legally issued and fully paid and non-assessable.

We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

KRAMER LEVIN NAFTALIS & FRANKEL LLP